Exhibit 99.1
GUGGENHEIM CREDIT INCOME FUND
FOURTH QUARTER AND YEAR END 2020 OVERVIEW
This overview contains details about the portfolio and operating results for the quarter and year end December 31, 2020 of Guggenheim Credit Income Fund ("GCIF" or the "Master Fund") and its feeder funds, Guggenheim Credit Income Fund 2019 ("GCIF 2019") and Guggenheim Credit Income Fund 2016 T ("GCIF 2016T") (together, the "Feeder Funds"). This overview should be read in conjunction with the GCIF 2019 and GCIF 2016T Annual Reports on Form 10-K, which each incorporate the GCIF Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission (the "SEC") on March 17, 2021.
Year Ended December 31, 2020 Highlights and Subsequent Events
•GCIF 2019 declared distributions of $1.52 per share and GCIF 2016T declared distributions of $0.54 per share. This represented an annualized distribution rate of 6.5% on GCIF 2019’s Net Asset Value and 6.7% on GCIF 2016T’s Net Asset Value as of December 31, 2020 (1).
•GCIF's yield on total debt investments was 7.8%, compared to 8.9% as of December 31, 2019 (2).
•GCIF's yield on total investments was 7.7%, compared to 8.9% as of December 31, 2019 (3).
•GCIF's total investments at fair value totaled $292 million, of which 99% was in senior debt investments. The portfolio consisted of 131 investments across 75 portfolio companies.
•GCIF invested $62 million, 100% of which was in senior debt, with sales and paydowns totaling $140 million.
•GCIF had three debt investment on non-accrual status as of December 31, 2020. This represented 5.2% and 3.4% of the portfolio based on amortized cost and fair value, respectively.
•GCIF 2019’s net asset value per share as of December 31, 2020 was $22.67, compared to $23.37 as of December 31, 2019.
•GCIF 2016T’s net asset value per share as of December 31, 2020 was $7.98, compared to $8.24 as of December 31, 2019.
•On March 30, 2021 the Board approved a Plan of Liquidation for the Master fund and the Feeder Funds which is is further outlined below.
In accordance with the offering documents and the intention of GCIF 2016 T and GCIF 2019 to provide substantial shareholder liquidity on or before December 31, 2022 and December 31, 2026 respectively, on March 30, 2021, the Boards of Trustees of the Master Fund and the Feeder Funds approved respective Plans of Liquidation for each Company (each, a “Plan). In accordance with the Plans, the Master Fund will begin to effect a liquidation of its portfolio, with the intention of liquidating substantially all of its assets through liquidating distributions to the Feeder Funds on or before December 31, 2022. The Feeder Funds intend to, in turn, make quarterly liquidating distributions to their own shareholders with the proceeds received from the Master Fund, and will seek to distribute substantially all of their respective assets on or before December 31, 2022. It is intended that these distributions will be substantially composed of return of capital and will decrease the net asset value of the Master Fund and Feeder Funds. To reduce shareholder cost and administration burdens these quarterly liquidating distributions will be combined with any regular income distribution that is declared by the Board in future quarters.
In order to allow for an orderly liquidation, the Feeder Funds will not conduct future tender offers and will cease their dividend reinvestment programs. All Feeder Fund shareholders who have historically had their distributions reinvested into new shares of the Feeder Fund will now receive cash distributions.

Please see below for feeder fund-specific highlights:

	Year Ended December 31, 2020
	GCIF 2019	GCIF 2016T
Distributions declared per share	$1.52	$0.54
Total investment return (4)	4.06%	3.94%
Total assets ($ in thousands)	$41,050	$133,192
Net asset value per share	$22.67	$7.98
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(1)Future distributions are not guaranteed.
(2)Weighted average effective yield of the total debt investments is calculated as the effective yield of each investment and weighted by its amortized cost as compared to the aggregate amortized cost of all debt investments. Effective yield is the return earned on an investment net of any discount, premium, or issuance costs. Effective yield on total debt investments is calculated before considering the impact of leverage or any operating expenses.

(3)The total investment portfolio yield is calculated before considering the impact of leverage or any operating expenses, and includes all income generating investments, non-income generating investments and investments on non-accrual status.
(4)Total investment return is a measure of the change in total value for shareholders who held the Feeder Funds' common shares at the beginning and end of the period, including distributions declared during the period. Total investment return is based on (i) net asset value per share on the first day of the period, (ii) the net asset value per share on the last day of the period, plus any shares issued in connection with the reinvestment of monthly distributions, and (iii) distributions payable relating to the ownership of shares, if any, on the last day of the period. The total investment return calculation assumes that distributions are reinvested in accordance with the Feeder Funds' distribution reinvestment plan. Since there is no public market for the Feeder Funds' shares, terminal market value per share is assumed to be equal to net asset value per share on the last day of the period presented. Investment performance is presented without regard to sales load that may be incurred by shareholders in the purchase of the Feeder Funds' common shares. Total investment return is not annualized. The Feeder Funds' performance changes over time and currently may be different than that shown above. Past performance is no guarantee of future results.

Investment Activity, Investment Performance, and Portfolio Update
The following table presents our assets as of December 31, 2020 and our investment activity during the year ended December 31, 2020 (dollars in thousands):

As of
December 31, 2020
Total assets	$329,927
Yield on total debt investments	7.8%
Yield on total investments	7.7%
Leverage ratio (borrowings/adjusted total assets) (5)	39%

Year Ended
December 31, 2020
Investment activity segmented by access channel:
Direct origination	$28,359
Syndicated	19,488
Total investment commitments entered during the year	47,847
Investments sold or repaid	(139,621)
Net investment activity	$(91,774)

Portfolio companies at beginning of year	86
Number of added portfolio companies	7
Number of exited portfolio companies	(18)
Portfolio companies at year end	75
(5)We expect that the market and business disruption created by the COVID-19 pandemic will impact certain aspects of our liquidity, and we are therefore continuously monitoring our operating results, liquidity and anticipated capital requirements. As of December 31, 2020, we were in compliance with our asset coverage requirements under the 1940 Act, as well as, all financial covenants within its credit facilities as of December 31, 2020. Any breach of these requirements may adversely affect our access to sufficient debt and equity capital.

About Guggenheim Credit Income Fund
GCIF is a non-traded BDC that seeks to invest primarily in large, privately-negotiated loans to private middle market U.S. companies, with a focus on senior secured debt investments. GCIF is advised by Guggenheim Partners Investment Management, LLC ("Guggenheim Investments"), an affiliate of Guggenheim Partners, LLC ("Guggenheim Partners"). For more information, please visit www.GuggenheimCIF.com
GCIF 2016T and GCIF 2019 are closed to new investors.
About Guggenheim Partners, LLC
Guggenheim Investments represents the investment management businesses of Guggenheim Partners and includes Guggenheim, an SEC-registered investment adviser. Guggenheim Partners is a privately-held, global financial services firm with over 2,400 employees and more than $310 billion in assets under management* as of December 31, 2020. It produces customized solutions for its clients, which include institutions, governments and agencies, corporations, insurance companies, investment advisors, family offices, and individual investors.
Guggenheim Investments manages more than $246+ billion in assets** across fixed income, equity, and alternatives as of December 31, 2020. Its 300+ investment professionals perform research to understand market trends and identify undervalued opportunities in areas that are often complex and under-followed. This approach to investment management has enabled Guggenheim to deliver long-term results to its clients.
Within Guggenheim Investments is the Guggenheim Corporate Credit Team, which is responsible for all corporate credit strategies and asset management of $110 billion. A unified credit platform is utilized for all strategies and is organized by industry as opposed to asset class, which increases its ability to uncover relative value opportunities and to identify and source opportunities. The scale of the platform, combined with the expertise across a wide range of industries and in-house legal resources, allows Guggenheim to be a solution provider to the market and maintain an active pipeline of investment opportunities.
*Assets under management are as of December 31, 2020 and include consulting services for clients whose assets are valued at approximately $70bn.
**Assets under management as of December 31, 2020 and include leverage of $14bn. Guggenheim Investments represents the following affiliated investment management businesses of Guggenheim Partners, LLC: Guggenheim Partners Investment Management, LLC, Security Investors, LLC, Guggenheim Funds Distributors, LLC, Guggenheim Funds Investment Advisors, LLC, Guggenheim Corporate Funding, LLC, Guggenheim Partners Europe Limited, GS GAMMA Advisors, LLC, and Guggenheim Partners India Management.
Cautionary Statement Concerning Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Federal securities laws. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. GCIF, GCIF 2019, and GCIF 2016T undertake no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in their expectations. A number of factors may cause GCIF’s, GCIF 2019's and GCIF 2016T's actual results, performance or achievement to differ materially from those anticipated. For further information on factors that could impact GCIF, GCIF 2019, and GCIF 2016T performance, please review GCIF’s, GCIF 2019's, and GCIF 2016T's respective filings at the SEC website at www.sec.gov.
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